                                    FORM 8-K
                                    --------



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                 CURRENT REPORT
                                 --------------



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



          Date of Report (date of earliest event Reported May 28, 1997
                                                          ------------




                          THE COLUMBIA GAS SYSTEM, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   1-1098            13--1594808
---------------------------------------------      -------------------
(State of other jurisdiction      (Commission        (IRS Employer
of incorporation)                 File Number)     Identification No.)


          12355 Sunrise Valley Drive, Suite 300, Reston, VA 20191-3420
          ------------------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (703) 295-0300
                                                           --------------

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Item 5.  Other Events

         Information contained in News Releases dated May 21, and May 27, 1997, are incorporated herein by reference.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        The Columbia Gas System, Inc.
                                        -----------------------------
                                                (Registrant)




                                        By     /s/J. W. Grossman
                                          --------------------------
                                                  Vice President &
                                                  Controller

Date:  May 28, 1997


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For Release At:                                   Contact: John H. Jennrich
9 a.m., May 21, 1997                                       (703) 295-0423


                     COLUMBIA GAS SYSTEM INCREASES DIVIDEND;
                 67 PERCENT BOOST WILL BECOME EFFECTIVE IN JUNE

         PITTSBURGH, Pa., May 21 -- The Columbia Gas System Inc. today announced that it is increasing its quarterly common stock dividend by 10 cents, to 25 cents per share from 15 cents. The new rate will be effective with the second-quarter dividend, which will be paid June 16 to stockholders of record as of June 2, 1997.

         The new dividend, on an annualized basis, represents a payout of more than 21 percent of 1996 earnings of $4.68 per share.

         The announcement was made at Columbia's annual stockholders meeting, held this year in Pittsburgh, one of Columbia's market territories.

         Oliver G. Richard III, chairman, CEO and president of Columbia, said that the dividend action "reflects our achievements over the past 18 months and our confidence in the future growth of the company." Richard also said that "the increase is consistent with the company's goals of providing a competitive total return while maintaining the flexibility required to take advantage of growth opportunities."

         The Columbia Gas System, a Fortune 500 and S&P 500 company located in Reston, Va., is one of the nation's largest natural gas systems, with assets of about $6 billion. Its operating companies are engaged in all phases of the gas business plus marketing, fuel management services and electric power generation. Columbia companies, directly or indirectly, serve more than 7 million natural gas customers - 12 percent of the nation's total -- in 15 states and the District of Columbia. Information about the Columbia Gas System is available on the World Wide Web at http://www.columbiaenergy.com. Columbia stock trades on the New York Stock Exchange under the symbol CG.

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


CONTACTS:
For Immediate Release:                 John H. Jennrich, Reston: (703) 295-0423
May 27, 1997                           Larry Malone, Charleston: (304) 353-5169


                   COLUMBIA'S E&P COMPANY PLANS TO BUY ALAMCO;
                   WILL BECOME LARGEST PRODUCER IN APPALACHIA

         RESTON, Va., May 27 -- The Columbia Gas System Inc. announced today that its wholly owned natural gas production subsidiary plans to acquire Alamco Inc., a gas and oil production company that operates in the Appalachian Basin.

         The purchase will be made by Columbia Natural Resources Inc. (CNR), Columbia's exploration and production subsidiary, which is headquartered in Charleston, W.Va.

         The new combination of CNR and Alamco will be the largest-volume natural gas and oil producer in the Appalachian Basin, with activities stretching from Tennessee to New York. Natural gas production from the combined company will be about 125 million cubic feet a day, Columbia said.

         A definitive agreement and plan of merger was signed today in the Clarksburg, W.Va., headquarters of Alamco. The boards of directors of both companies have approved the plan. Alamco stockholders still must vote approval, and a special meeting of Alamco's stockholders is scheduled for Aug. 7.

         Under the agreement, holders of outstanding Alamco stock, options and warrants would receive in cash $15.75 per share of common stock. The purchase price, assuming the exercise and cash-out of all warrants and options, is approximately $101 million, of which about $18 million involves the assumption of Alamco debt by CNR.

         The transaction will increase CNR's proved reserves to nearly 800 billion cubic feet of gas equivalent (which translates combined oil and gas reserves into an equivalent gas-only measurement). In 1996, net production of the two companies was 42.2 billion cubic feet equivalent and operating revenues totaled nearly $126 million.

         Oliver G. Richard III, chairman, CEO and president of the Columbia Gas System Inc., praised the CNR-Alamco deal. "Columbia is intent upon expanding our strategic assets rapidly as we head into the 21st century," he said. "We believe our presence in Appalachia in exploration and production is a key part of this strategic overlay, which also includes gas storage, transmission, distribution and marketing."

         W. Henry Harmon, CEO and president of CNR, noted that in addition to being a good business move, "The acquisition of Alamco also reflects CNR's strong commitment to West Virginia and the Appalachian Basin."

         "I'm proud that we're going to be the number one producer in Appalachia, where we have been active for so many decades," Harmon added. "The acquisition of Alamco represents an especially attractive match for Columbia. Alamco has an excellent reputation as being not only a responsible operator but a company that has focused diligently on controlling costs. The combination of our two companies allows us to gain volume, expand development potential and add skilled employees."
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         In addition, said Harmon, "The assets of CNR and Alamco are complementary, and their linkage will create a stronger production company that will be well positioned to capitalize on its unparalleled acreage and reserve base."

         The combined company will account for 12 percent of production in the highly competitive Appalachian Basin.

         Alamco Inc. is a publicly traded company whose stock is traded on the American Stock Exchange under the symbol AXO. It operates 1,200 wells in Kentucky, West Virginia and Tennessee.

         Columbia Natural Resources produces natural gas and oil from more than 6,400 wells in New York, Pennsylvania, Ohio, Maryland, West Virginia, Virginia and Kentucky. It also operates more than 3,300 miles of natural gas gathering pipeline, one of the most expansive networks in the Appalachian Basin.

         The Columbia Gas System, a Fortune 500 and S&P 500 company located in Reston, Va., is one of the nation's largest natural gas systems, with assets of about $6 billion. Its operating companies are engaged in all phases of the gas business plus marketing, fuel management services and electric power generation. Columbia companies, directly or indirectly, serve more than 7 million natural gas customers - 12 percent of the nation's total -- in 15 states and the District of Columbia.

         Information about the Columbia Gas System is available on the World Wide Web at http://www.columbiaenergy.com. Columbia stock trades on the New York Stock Exchange under the symbol CG.

                                       ###